UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement with Barton Asset Management LLC

On August 31, 2021 (the “Effective Date”), RespireRx Pharmaceuticals Inc. (the “Company”) and Barton Asset Management LLC (“Barton”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which Barton provided a sum of $103,500 (the “Consideration”) to the Company, in return for a convertible promissory note (the “Note”) with a face amount of $115,000 (which difference in value as compared to the Consideration is due to an original issue discount of $11,500), and a common stock purchase warrant (the “Warrant”) exercisable for five years at an exercise price of $0.02 per share on a cash or cashless basis, to purchase up to 5,750,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”). In addition, and to induce Barton to enter into the SPA, the Company and Barton entered into a Piggy-Back Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company has agreed to provide certain piggy-back registration rights under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Common Stock issuable pursuant to the SPA. The net proceeds of the Consideration, which were received by the Company on August 31, 2021, were used for general corporate purposes, including the payment of accrued obligations.

The Note obligates the Company to pay by August 31, 2022 (the “Maturity Date”) a principal amount of $115,000 together with interest at a rate equal to 10% per annum. The first twelve months of interest, equal to $11,500, is guaranteed and earned in full as of the Effective Date. Any amount of principal or interest that is not paid by the Maturity Date would bear interest at the rate of 24% from the Maturity Date to the date it is paid.

Barton has the right, in its discretion, at any time, to convert any outstanding and unpaid amount of the Note into shares of Common Stock, provided that the conversion would not result in Barton beneficially owning more than 4.99% of the Company’s then outstanding Common Stock. Barton may convert at a per share conversion price equal to $0.02, subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, extraordinary distributions and similar events. Upon any conversion, all rights with respect to the portion of the Note being so converted will terminate, except for the right to receive Common Stock or other securities, cash or other assets as provided for in the Note.

The Company may, in the absence of an Event of Default (as defined in the Note), and with prior written notice to Barton, prepay the outstanding principal amount under the Note during the initial 180 day period after the Effective Date by making a payment to Barton of an amount in cash equal to 115% of the outstanding principal, interest, default interest and other amounts owed. Under certain circumstances, including the occurrence of an Event of Default, a sale, merger or other business combination where the Company is not the survivor, or the conveyance or disposition of all or substantially all of the assets of the Company, the Company may be required to prepay in cash an amount equal to 125% of the outstanding principal, interest, default interest and other amounts owed. The Company’s wholly owned subsidiary, Pier Pharmaceuticals, Inc., provided an unlimited guarantee of the Company’s obligations under the Note.

The Note requires that the Company reserve the greater of (i) 8,625,000 shares of Common Stock or (ii) one and a half times the number of shares into which the Note may convert. The Warrant requires that the Company reserve three times the number of shares into which the Warrant is at any time exercisable.

The SPA includes, among other things: (1) the grant of an option to Barton to incorporate into the Note any terms applicable to a subsequent issuance of a convertible note or security by the Company that are more beneficial to an investor than the terms of the SPA and Note are to Barton; and (2) certain registration rights by reference to the Registration Rights Agreement, and the right to have any shares of Common Stock issued in connection with the conversion of the Note or exercise of the Warrant included in any Regulation A offering statement that the Company files with the Securities and Exchange Commission.

The Note, the Warrant, and the shares of Common Stock issuable upon conversion or exercise thereof, as applicable, were offered and sold to Barton in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, which include Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D promulgated thereunder. Pursuant to these exemptions, Barton represented to the Company under the SPA, among other representations, that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

The descriptions of the SPA, the Registration Rights Agreement, the Note, and the Warrant do not purport to be complete and are qualified in their entirety by reference to the SPA, the Registration Rights Agreement, the Note, and the Warrant, which are included as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Securities Purchase Agreement, dated August 31, 2021, between RespireRx Pharmaceuticals Inc. and Barton Asset Management LLC.
99.2	Piggy-Back Registration Rights Agreement, dated August 31, 2021, between RespireRx Pharmaceuticals Inc. and Barton Asset Management LLC.
99.3	10% Convertible Note, dated August 31, 2021.
99.4	Common Stock Purchase Warrant, dated August 31, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2021	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer